BONSO ELECTRONICS INTERNATIONAL INC.

                                WARRANT AGREEMENT
                                -----------------

     THIS AGREEMENT (the "Agreement"), dated as of _____________, 2000, is between BONSO ELECTRONICS INTERNATIONAL INC., an International Business Company organized in the British Virgin Islands (the "Company"), and U.S. STOCK TRANSFER CORPORATION as warrant agent (the "Warrant Agent").

WHEREAS, the Company has declared a dividend payable to all record holders of the Company's warrants at the close of trading on January 19, 2000 and to all persons who exercised the Company's warrants during the period commencing November 22, 1999 and ending at the close of business on January 19, 2000, said dividend to consist of common stock purchase warrants (the "Warrants"); and

     WHEREAS, in connection with the warrant dividend, the Company will issue 2,174,403 Warrants evidencing the right to purchase an aggregate of 1,087,201 shares of Common Stock as constituted on the date hereof; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and redemption of the Warrants;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties agree as follows:


     SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent of the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

     SECTION 2. Warrants and Form of Warrant Certificates.

     (A) Each two Warrants shall entitle the registered holder of the certificate representing such Warrants to purchase upon the exercise thereof one share of Common Stock, subject to the adjustments provided for in Section 9 hereof, at any time after issuance of the the Warrants until 2:00 p.m., Pacific Time, on December 31, 2001 (the "Expiration Date"), unless earlier redeemed pursuant to Section 11 hereof. At any time and from time to time prior to the Expiration Date then in effect, the Company in its discretion may extend the Expiration Date. In case the Company shall determine to extend the Expiration Date, it shall so notify the Warrant Agent and the registered holders of the outstanding Warrants, by mailing, first class, postage prepaid, notice that the Expiration Date has been so extended, to such registered holders at their addresses as they shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice. Upon the mailing of such notice as herein provided, the Expiration Date as so extended shall be deemed the Expiration Date for all purposes of this Agreement.

     (B) The Warrant certificates shall be in registered form only. The text of the Warrant certificate and the form of election to exercise a Warrant on the reverse side thereof shall be substantially in the form of Exhibit A attached hereto. Each Warrant certificate shall be dated as of the date of issuance thereof by the Warrant Agent (whether upon initial issuance or upon transfer or exchange), and shall be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice President, under its corporate seal, affixed or in facsimile, and attested to by the manual or facsimile signature of its Secretary or an Assistant Secretary. In case any officer of the Company who shall have signed any Warrant certificate shall cease to be such officer of the Company prior to the issuance thereof, such Warrant certificate may nevertheless be issued and delivered with the same force and effect as though the person who signed the same had not ceased to be such officer of the Company. Any such Warrant certificate may be signed on behalf of the Company by persons who at the actual date of execution of such Warrant certificate, are the proper officers of the Company, although at the nominal date of such Warrant certificate any such person shall not have been such officer of the Company.

     SECTION 3. Exercise of Warrants, Duration and Warrant Price. Subject to the provisions of this Agreement, each registered holder of one or more Warrant certificates shall have the right, which may be exercised as in such Warrant certificates expressed, to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of shares of Common Stock to which the Warrants represented by such certificates are at the time entitled hereunder.

     Each Warrant not exercised by its Expiration Date shall become void, and all rights thereunder and a in respect thereof under this Agreement shall cease on such date.

     A Warrant may be exercised by the surrender of the certificate representing such Warrant to the Company, at the office of the Warrant Agent, or at the office of a successor to the Warrant Agent, with the purchase form set forth on the reverse thereof duly executed and properly endorsed with the signatures properly guaranteed, and upon payment in full to the Warrant Agent for the account of the Company of the Warrant Price (as hereinafter defined) for the number of shares of Common Stock as to which the Warrant is exercised. Such Warrant Price shall be paid in full in cash or by certified or official bank check payable in United States currency to the order of the Warrant Agent.

     The price per share of Common Stock at which the Warrants may be exercised (the "Warrant Price") shall be $17.50, subject to adjustment in accordance with
Section 9 hereof and reduction as hereinafter provided. At any time and from time to time prior to the Expiration Date, the Company in its discretion may permanently or temporarily (for such period as the Company may determine) reduce the Warrant Price. In case the Company shall determine to reduce the Warrant Price, it shall so notify the Warrant Agent and the registered holders of the outstanding Warrants, by mailing, first class, postage prepaid, notice of the reduced Warrant Price (and if temporarily reduced, of the period during which the Warrants may be exercised at such reduced price) to such registered holders at their addresses as they shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice.

     Subject to the further provisions of this Section 3 and of Section 6 hereof, upon such surrender of Warrant certificates and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered, with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of securities so purchased upon the exercise of such Warrants, together with cash, as provided in Section 10 of this Agreement, in respect of any fraction of a share or security otherwise issuable upon such surrender. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable and shall be listed on any and all national securities exchanges upon which any other shares of the Common Stock or securities otherwise issuable are then listed.

     Certificates representing such securities shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Common Stock or other securities purchasable upon the exercise of such Warrants shall be closed, the certificates for the securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such securities. The rights of purchase represented by each Warrant certificate shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part of the number of securities specified therein and, in the event that any Warrant certificate is exercised in respect of less than all of the securities specified therein at any time prior to the Expiration Date of the Warrant certificate, a new Warrant certificate or certificates will be issued to such registered holder for the remaining number of securities specified in the Warrant certificate so surrendered.

     SECTION 4. Countersignature and Registration. The Warrant Agent shall maintain books (the "Warrant Register") for the registration and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Warrant certificates shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as such under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant certificates may be so countersigned, however, by the Warrant Agent and delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

     Prior to due presentment for registration of transfer of any Warrant certificate, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register (the "registered holder") as the absolute owner of such Warrant certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, of any distribution or notice to the holder thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     SECTION 5. Transfer and Exchange of Warrants. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of the certificate evidencing such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants shall be issued to the transferee and the surrendered Warrant certificate shall be cancelled by the Warrant Agent. The Warrant certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

     Warrant certificates may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificate or certificates so surrendered, representing an equal aggregate number of Warrants.

     The Warrant Agent shall not be required to effect any registration of transfer or exchange which w. in the issuance of a Warrant certificate for a fraction of a Warrant.

No service charge shall be made for any exchange or registration of transfer of Warrant certificates.

     The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the new Warrant certificates required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

     SECTION 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of the shares of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrants or for shares of Common Stock in a name other than that of the registered holder of the Warrants surrendered in respect thereof, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant certificate until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     SECTION 7. Mutilated or Missing Warrants. In case any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate representing an equal aggregate number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant certificate and reasonable indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant certificates shall also comply with such other reasonable conditions and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

     SECTION 8. Reservation of Common Stock. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants then outstanding (or issuable upon exercise of the Representatives' Warrants), and the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose.

Prior to the issuance of any shares of Common Stock upon exercise of the Warrants, the Company shall secure the listing of such shares on any and all national securities exchanges and/or The Nasdaq Stock Market upon which any of the other shares of the Common Stock are then listed and/or included. So long as any unexpired Warrants remain outstanding, the Company will use its best efforts to file such post-effective amendments to the Registration Statement or supplements to the Prospectus filed pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the Warrants (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit trading in the Warrants and to permit the Company to deliver to each person exercising a Warrant a Prospectus meeting the requirements of Section 10(a)(3) of the Act, and otherwise complying therewith; and the Company will, from time to time, furnish the Warrant Agent with such Prospectuses in sufficient quantity to permit the Warrant Agent to deliver such a Prospectus to each holder of a Warrant upon the exercise thereof. The Company will use its best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws to permit lawful exercise of the Warrants. Notwithstanding anything herein, Warrants may not be exercised by, or shares of Common Stock issued to, any registered holder in any state or under any circumstance in which such exercise would be unlawful. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

     The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash as provided in Section 10 of this Agreement. All Warrant certificates surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrant certificates shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the Expiration Date of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of such Warrants which expired unexercised, and after the Expiration Date of the Warrants, no shares of Common Stock shall be subject to reservation in respect of such Warrants.

     SECTION 9. Adjustment of Warrant Price and Number of Shares of Common Stock. Except as otherwise provided in this Section 9, the number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     9.1 Adjustments. The number of shares of Common Stock purchasable upon the exercise of each and the Warrant Price shall be subject to adjustment as follows:

          (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its Common Stock, other securities of the Company, the number of shares of Common Stock purchasable upon exercise of a Warrant immediately prior thereto shall be adjusted so that the holder of a Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 9.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined in Section 10 hereof), the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of a Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

          (c) In case the Company shall distribute to all or substantially all holders of its Common Stock, evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 9.1(b) above), then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of such Warrant by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subparagraph (f) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (d) No adjustment in the number of shares of Common Stock purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of shares of Common Stock purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 9.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (e) Whenever the number of shares of Common Stock purchasable upon the exercise of a Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

          (f) To the extent not covered by subsections 9.1(b) or (c) hereof, in case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise or conversion thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) lower than the then Current Market Price in effect immediately prior to such sale or issuance, then the Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (I) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then existing Warrant Price, plus (B) the consideration received by the Company upon such sale or issuance, by (II) the total number of shares of Common Stock outstanding immediately after such sale or issuance. The number of shares of Common Stock purchasable upon the exercise of a Warrant shall thereafter be that number determined by multiplying the number of shares of Common Stock issuable upon exercise immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Price in effect immediately prior to such adjustment and the denominator shall be the Warrant Price as so adjusted. For the purposes of such adjustments, the Common Stock which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for or purchase shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the Common Stock covered thereby. In case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then, in determining the "price per share" of Common Stock and the

"consideration received by the Company ~ for purposes of the first sentence of this subsection 9. l(f), the Board of Directors shall determine the fair value of said property, and such determination, if based upon the Board of Directors' good faith business judgment, shall be binding upon the registered holders. In determining the "price per share" of Common Stock, any underwriting discounts or commissions paid to brokers, dealers or other selling agents shall not be deducted from the price received by the Company for sales of securities registered under the Act or issued in a private placement. There shall be no adjustment of the Warrant Price pursuant to this subsection 9.1(f) if the amount of such adjustment would be less than $.05 per share of Common Stock; provided, however, that any adjustment which by reason of this provision is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (g) Whenever the number of shares of Common Stock purchasable upon the exercise of a Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrant Agent and each registered holder of a Warrant by first class mail, postage prepaid, notice of such adjustment or adjustments and, with regard to the Warrant Agent only, a certificate of the chief financial officer of the Company setting forth the number of shares of Common Stock purchasable upon the exercise of a Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          (h) For the purpose of this Section 9, the term "Common Stock" shall mean (i) the class designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, a registered holder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the registered holder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of a Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 9.

          (i) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of shares of Common Stock purchasable upon exercise of a Warrant and the Warrant Price, to the extent a Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such privileges, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

     9.2 No Adjustment for Dividends. Except as provided in Section 9.1 hereof, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of a Warrant or upon the exercise of a

     9.3 No Adjustment in Certain Cases. No adjustments shall be made pursuant to Section 9 hereof in connection with the issuance of the Warrants (or the underlying shares of Common Stock), the exercise of options or warrants of the Company outstanding at the date hereof or the grant or exercise of options to or by officers, directors or employees of the Company or pursuant to the 1996 Stock Option Plan or the 1996 Non-Employee Directors' Stock Option Plan of the Company. No adjustment shall be made pursuant to Section 9.1(b), (c), or (f) hereof if, as a result of such adjustment, either (i) the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately after such adjustment would be less than the number of shares of Common Stock otherwise purchasable upon exercise of each Warrant immediately prior to such adjustment, or (ii) the Warrant Price immediately after such adjustment would be more than the Warrant Price immediately prior to such adjustment.

     9.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that the registered holders of the Warrants shall have the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase shares of Common Stock under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrants which entitle the holders thereof to purchase upon their exercise the kind and amount of shares and other securities and property which they would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 9.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 hereof. The provisions of this subsection 9.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     9.5 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment reducing the Warrant Price below the then par value of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Warrant Price.

     9.6 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9.

     9.7 Statement on Warrant Certificates. Irrespective of any adjustments in the Warrant Price or the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

     9.8 Notices to Holders of Warrants. If, at any time prior to the expiration of a Warrant and prior to its exercise, any one or more of the following events shall occur:

     (a) any action which would require an adjustment pursuant to subsection 9. I(a)(iv), 9.1(b), 9.1(c) or 9.4 hereof; or

     (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the registered holders of the Warrants, as provided in Section 18 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

     SECTION 10. Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section l0, be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in The Nasdaq National Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by The Nasdaq Small Cap Market (or an equivalent generally accepted reporting service if quotations are not reported on The Nasdaq Small Cap Market), or (ii) if the Common Stock is traded in The Nasdaq National Market or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in The Nasdaq National Market or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by The Nasdaq Small Cap Market, the bid price referred to in said clause shall be the lowest bid price as reported in the Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and, if such Common Stock is not so reported, shall be the price of a share of Common Stock determined by the Company's Board of Directors in good faith. The closing price referred to in clause (ii) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in The Nasdaq National Market or on the national securities exchange on which the Common Stock is then listed.

     SECTION 11. Redemption.

     (A) The then outstanding Warrants may be redeemed, at the option of the Company, at $.01 per Warrant, at any time after issuance, if, and only if, the Public Trading Price per share of the Common Stock has equalled or exceeded 110% of the then current Exercise Price of the Warrants for at least 20 trading days within the preceding 30 trading days, and prior to expiration of the Warrants. The Public Trading Price of the Common Stock shall be determined by the Company in the manner set forth in Section ll.(E) as of the end of each trading day (or, if no trading in the Common Stock occurred on such day, as of the end of the immediately preceding trading day in which trading occurred) and verified to the Warrant Agent before the Company may give notice of redemption. All outstanding Warrants must be redeemed if any are redeemed, and any right to exercise an outstanding Warrant shall terminate at 5:00 p.m. (Pacific Time) on the business day immediately preceding the date fixed for redemption. A trading day shall mean a day in which trading of securities occurred on the New York Stock Exchange.

     (B) The Company may exercise its right to redeem the Warrants only by giving the notice set forth in the following sentence by the end of the thirtieth (30th) day after the end of the applicable period of 30 trading days referred to in Section 11(A). In case the Company shall exercise its right to redeem, it shall give notice to the Warrant Agent and the registered holders of the outstanding Warrants, by mailing to such registered holders a notice of redemption, first class, postage prepaid, at their addresses as they shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice.

     (C) The notice of redemption shall specify the redemption price, the date fixed for redemption (which shall be at least thirty days after such notice is mailed), the place where the Warrant certificates shall be delivered and the redemption price shall be paid, and that the right to exercise the Warrants shall terminate at 5:00 P.M. (Pacific Time) on the business day immediately preceding the date fixed for redemption.

     (D) At any time prior to the date fixed for redemption then in effect, the Company in its discretion may extend the date fixed for redemption or rescind the redemption without prejudice to its right later to redeem the Warrants if each of the conditions specified in Section 11(A) have been satisfied at the time of such later redemption. In case the Company shall determine to extend the date fixed for redemption or to rescind the redemption, it shall so notify the Warrant Agent and the registered holders of the outstanding Warrants, by mailing, first class, postage prepaid, notice that the date fixed for redemption has been extended or that the redemption has been rescinded, as the case may be, to such registered holders at their addresses as they shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice.

     (E) Appropriate adjustment shall be made to the redemption price and to the minimum Public Trading Price prerequisite to redemption set forth in Section I l(A) hereof, in each case on the same basis as provided in Section 9 hereof with respect to adjustment of the Warrant Price.

     (F) For purposes of this Agreement, the term "Public Trading Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in The Nasdaq National Market nor on any national securities exchange, the closing bid price of the Common Stock on the trading day in question, as reported by The Nasdaq Small Cap Market (or an equivalent generally accepted reporting service if quotations are not reported on The Nasdaq Small Cap Market), or (ii) if the Common Stock is traded in The Nasdaq National Market or on a national securities exchange, the daily per share closing price of the Common Stock in The Nasdaq National Market System or on the principal stock exchange on which it is listed on the trading day in question, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by The Nasdaq Small Cap Market, the bid price referred to in said clause shall be the lowest bid price as reported in the Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and, if such Common Stock is not so reported, shall be the price of a share of Common Stock determined by the Company's Board of Directors in good faith. The closing price referred to in clause (ii) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in The Nasdaq National Market or on the national securities exchange on which the Common Stock is then listed.

     SECTION 12. Rights as Warrantholders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof, as such, any of the rights of shareholders of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter. Anything herein to the contrary notwithstanding, the Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its shareholders to be sent by the same class mail as sent to its shareholders, postage prepaid, on the date of the mailing to such shareholders, to each registered holder of Warrants at his address appearing on the Warrant Register as of the record date for the determination of the shareholders entitled to such documents

     SECTION 13. Disposition of Proceeds on Exercise of Warrants. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised, and shall promptly pay to the Company all monies received by it upon the exercise of such Warrants, and shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

     SECTION 14. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and any of the Warrant certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant certificates so countersigned; and in case at that time any of the Warrant certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases the Warrants represented by such Warrant certificates shall have the full force provided in the Warrant certificates and in this Agreement. Any such successor Warrant Agent shall promptly give notice of its succession as Warrant Agent to the Company and to the registered holder of each Warrant certificate.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant certificates so countersigned; and in case at that time any of the Warrant certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant certificates either in its prior name or in its changed name; and in all such cases the Warrants represented by such Warrant certificates shall have the full force provided in the Warrant certificates and in this Agreement.

     SECTION 15. Duties of Warrant Agent. The Warrant Agent hereby undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which shall bind the Company and the holders of Warrants by their acceptance thereof:

     (A) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

     (B) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

     (C) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (D) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (E) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

     (F) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action on behalf of the Company or any registered holder, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of all the registered holders of the Warrants, as their respective rights or interests may appear.

     (G) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (H) The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence, willful misconduct or bad faith.

     (I) Any request, direction, election, order or demand of the Company shall be sufficient if evidenced by an instrument signed in the name of the Company by its President, a Vice President or chief financial officer (unless other evidence in respect thereof is therein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

     SECTION 16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving the Company at least 30 days' prior notice in writing, and by mailing notice in writing to the registered holders at their addresses appearing on the Warrant Register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the registered holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant certificate for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be registered and otherwise authorized to serve as a transfer agent pursuant to the Securities Exchange Act of 1934, as amended. If at any time the Warrant Agent shall cease to be eligible in accordance with the provisions of this Section 16, it shall resign immediately in the manner and with the effect specified in this Section 16. After acceptance in writing of the appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such powers, rights, duties and responsibilities. Failure to file or mail any notice provided in this Section 16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     SECTION 17. Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent for the Common Stock or of any subsequent transfer agent for shares of the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

     SECTION 18. Notices. All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be sufficiently given or made when delivered or mailed by first class mail, postage prepaid, addressed as follows:

     (a) if to the Company, to (until another address is filed in writing by the Company with the Warrant Agent):

                      Bonso Electronics International Inc.
                               Flat A-D, 8/Floor,
                          Universal Industrial Centre,
                             23-25, Shan Mei Street,
                                Fo Tan, Sha Tin,
                           New Territories, Hong Kong

     (b) if to the Warrant Agent, to (until another address is filed in writing by the Warrant Agent with the Company):

                         U.S. Stock Transfer Corporation
                            1745 Gardena Avenue #200
                               Glendale, CA 91204

     (c) if to the registered holder of a Warrant, to the address of such holder as shown in the Warrant Register.

     SECTION 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants (i) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision hereir, or (ii) to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants, or (iii) to make amendments which shall not adversely affect the interests of the holders of Warrants (including reducing the Warrant Price or extending the date fixed for redemption or the Expiration
Date).

     SECTION 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent or the registered holders of the Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 21. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

     SECTION 22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

     SECTION 23. Counterparts. This Agreement may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 24. Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the year first above written.

                                          BONSO ELECTRONICS INTERNATIONAL INC.



                                          By:
                                          --------------------------------------


                                          U.S. STOCK TRANSFER CORPORATION



                                          By:
                                          --------------------------------------

================================================================================
Number                                                      Warrants to Purchase

--------------------------------------------------------------------------------
BEI-W_____________________                             Shares of of Common Stock
================================================================================


                              VOID AFTER 2:00 P.M,
                       PACIFIC TIME, ON DECEMBER 31, 2001

                   WARRANT TO PURCHASE SHARES OF CONMON STOCK

                      BONSO ELECTRONICS INTERNATIONAL INC.
          AN INTERNATIONAL BUSINESS COMPANY ORGANIZED UNDER THE LAWS OF
                           THE BRITISH VIRGIN ISLANDS


     This certifies that, for value received ________________________________, the registered holder hereof or assigns (the "Holder".), is entitled to purchase from Bonso Electronics International Inc., an International Business Company organized under the laws of the British Virgin Islands (the "Company"), at any time before 2:00 p.m., Pacific Time, on December 31, 2001 (unless extended), at the purchase price per Share of S17.50 (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of Shares purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price per Share shall be subject to adjustment and reduction from time to time as set forth in the Warrant Agreement referred to below. This Warrant is subject to redemption by the Company, at $.01 per Warrant upon not less than 30 days' notice, at any time after issuance if, and only if, the Public Trading Price (determined pursuant to the Warrant Agreement) per share of Common Stock has equaled or exceeded 110% of the then current Exercise Price of the Warrants for at least 20 trading days within the preceding 30 trading days ending within 30 days prior to the date of the notice of redemption, and prior to expiration of the Warrants. The Warrant redemption price and the Public Trading Price referred to above shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee as provided on the reverse side hereof) and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office in Glendale, California, of U.S. Stock Transfer Corporation (the "Warrant Agent"). Payment of such price shall be made at the option of the Holder in cash or by certified or official check all as provided in the Warrant Agreement.

     The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 1,087,201 Shares of Common Stock of the Company and are issued under and in accordance with a Warrant Agreement dated as of ____________, 2000, between the Company and the Warrant Agent (the "Warrant Agreement") and are subject to the terms and provisions contained in such Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby share not have been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant certificate properly endorsed (with a signature guarantee) either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of two or more Warrants. The Warrants evidenced hereby are transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.

     The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes.

This Warrant certificate does not entitle the Holder hereof to any of the rights of a shareholder of the Company.

This Warrant certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:                                     BONSO ELECTRONICS INTERNATIONAL, INC.


Countersigned:                             By: _________________________________
U.S. Stock Transfer Corporation,               President
Warrant Agent
                                           By: _________________________________
By:_____________________________               Secretary
       Authorized Signatory

                                     [Seal]

                      [Reverse side of Warrant Certificate]
                      BONSO ELECTRONICS INTERNATIONAL INC.
                              PURCHASE FORM Mailing
                                    Address:
                      Bonso Electronics International Inc.
                       c/o U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                       Glendale, California 91204, U.S.A.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, __________ Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:

         _______________________________________________________________
         (Please Print or Type Name, Address and Social Security Number)

         _______________________________________________________________

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

              Name of Holder or Assignee:__________________________
                                               (Please Print)

              Address:_____________________________________________

              _____________________________________________________

              Signature:___________________________________________

Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:__________________________________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)


                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

         _______________________________________________________________
         (Please Print or Type Name, Address and Social Security Number)

         _______________________________________________________________

         _______________________________________________________________

the within Warrants, hereby irrevocably constituting and appointing ____________________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:_____________________________              _______________________________
                                                 Signature of Registered Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:__________________________________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)